UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	March 23, 2010
GEOS COMMUNICATIONS, INC.
(Exact name of Company as specified in its charter)
Washington	0-27704	91-1426372
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
430 North Carroll Avenue, Suite 120, Southlake, Texas	76092
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(817) 789-6000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02  Unregistered Sales of Equity Securities

On March 23, 2010, Geos Communications, Inc. (the “Company”) issued 755.49 shares of its Series G Convertible Preferred Stock, no par value per share (“Series G Preferred Stock”), and Warrants to purchase 173.85 shares of Series G Preferred Stock at a price of $0.50 per share (“Warrants”) to former shareholders and warrantholders of D Mobile, Inc., a Delaware corporation (“D Mobile”) pursuant to that certain Agreement and Plan of Merger dated as of February 12, 2010 by and among the Company, D Mobile, Jonathan Serbin, and D Mobile Acquisition, Inc., a Delaware corporation and wholly owned subsidiary of the Company, as amended.

Each share of Series G Preferred Stock is convertible at the option of the holder into shares of Company’s common stock, no par value per share (“Common Stock”). The number of shares of Common Stock issuable upon conversion is determined by dividing the stated value, or $1,000, by a conversion price of $0.50, subject to adjustment as provided in the Certificate of Designations for the Series G Preferred Stock (the “Conversion Rate”).  In addition, each share of Series G Preferred Stock will automatically convert at the Conversion Rate if certain milestones provided in the Certificate of Designations of the Series G Preferred Stock are met.

At any time on or after the third (3rd) anniversary of the initial issuance date of the Series G Preferred Stock, upon the written request of any holder, the Company shall redeem all of the outstanding Series G Preferred Stock requested to be redeemed by such holder for an amount in cash per Series G Preferred Stock equal to $1,000 plus any accrued but unpaid dividends thereon.

The Warrants have a term of three years and an exercise price of $0.50 per share, and provide for cashless exercise.  The form of Warrant is filed as Exhibit 10.1 hereto.

   The sale of the Series G Preferred Stock and the Warrants was not registered under the Securities Act of 1933, as amended (the "Act"), in reliance on the private offering exemption from registration provided by Section 4(2) of the Act.

Item 9.01.  Financial Statements and Exhibits

(d)  Exhibits.

Exhibit No.	Description

2.1*	Agreement and Plan of Merger by and among Geos Communications, Inc., Duo Guo Acquisition, Inc., Jonathan Serbin and D Mobile, Inc. dated as of February 12, 2010.

2.2**	First Amendment to Agreement and Plan of Merger by and among Geos Communications, Inc., Duo Guo Acquisition, Inc., Jonathan Serbin and D Mobile, Inc. dated as of March 1, 2010.

10.1***	Form of Warrant to Purchase Shares of Preferred Stock Series G of Geos Communications, Inc.

_________________

* Previously filed as an exhibit to the Company’s Form 8-K filed February 19, 2010.

** Previously filed as an exhibit to the Company’s Form 8-K filed March 11, 2010.

*** Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GEOS COMMUNICATIONS, INC.
(Company)

Date	March 29, 2010
By:		/s/ Richard H. Roberson
Name		Richard H. Roberson
Title:		Chief Financial Officer